UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    August 18, 2005
                                                ______________________________



                      Anchor BanCorp Wisconsin Inc.
______________________________________________________________________________
       (Exact name of registrant as specified in its charter)



        Wisconsin                     000-20006                 39-1726871
______________________________________________________________________________
(State or other jurisdiction   (Commission File Number)       (IRS Employer
of incorporation)                                          Identification No.)



25 West Main Street, Madison, Wisconsin                           53703
______________________________________________________________________________
(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code   (608) 252-8700
                                                  ____________________________



                              Not Applicable
______________________________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 4.01 Changes in Registrant's Certifying Accountant.
          ----------------------------------------------

     On August 18, 2005, the Audit Committee of the Board of Directors of
Anchor Bancorp Wisconsin Inc. (the "Company") notified McGladrey & Pullen, LLP that they have been engaged to serve as the Company's independent registered public accounting firm, pending completion of this firm's new client acceptance procedures. On August 18, 2005, the Company also notified Ernst & Young LLP that they have been dismissed as the Company's independent registered public accounting firm. The appointment of McGladrey & Pullen and the dismissal of Ernst & Young were effected by the Audit Committee.

     The reports of Ernst & Young on the Company's consolidated financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two years ended March 31, 2005, and from March 31, 2005 through August 18, 2005, there have been no disagreements between the Company and Ernst & Young on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of such disagreements in their report. Except as described below, none of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, have occurred during the two years ended March 31, 2005, or through August 18, 2005.

     The Company was notified by Ernst & Young on June 27, 2005 that disclosure should be made and action taken by the Company to prevent future reliance on previously-issued audit reports and completed interim reviews of Ernst & Young related to the Company's consolidated financial statements for fiscal 2005, 2004 and 2003 (including interim periods therein) and prior financial statements included in annual and quarterly reports on Forms 10-K and 10-Q filed by the Company with the SEC because of material adjustments which were required as a result of the Company's incorrect accounting for loans originated by the Company through the Mortgage Partnership Finance ("MPF") 100 program of the Federal Home Loan Bank of Chicago. Ernst & Young stated its conclusion that the Company has a material weakness in its system of internal controls over financial reporting related to the accounting for the Company's participation in the MPF 100 program. Ernst & Young's report dated July 29, 2005 expressed an adverse opinion on the effectiveness of the Company's internal controls over financial reporting solely with respect to the accounting for the Company's participation in the MPF 100 program. On August 2, 2005, the Company filed it Annual Report on Form 10-K for the year ended March 31, 2005 and restated its financial statements for fiscal 2004 and 2003 (including interim periods therein) and Ernst & Young issued its audit report on the Company's consolidated financial statements for fiscal 2005, 2004 and 2003.

     The Company provided Ernst & Young with a copy of the foregoing disclosures and requested that Ernst & Young furnish it with a letter addressed to the SEC stating whether or not Ernst & Young agreed with the statements made by the Company set forth above, and if not, stating the respects in which
Ernst & Young did not agree.   A copy of Ernst & Young's response is included
as Exhibit 16.

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     During the two years ended March 31, 2005 and from March 31, 2005 through the engagement of McGladrey & Pullen as the Company's independent registered public accounting firm, neither the Company nor anyone on its behalf has consulted McGladrey & Pullen with respect to any accounting or auditing issues regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any matter that was either the subject of a disagreement with Ernst & Young on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in their report, or a "reportable event" as described in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC.


Item 9.01 Financial Statements and Exhibits
          ---------------------------------

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  The following exhibits are included with this Report:

     Exhibit No.         Description
     ----------          -----------

     16                  Letter of Ernst & Young LLP























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                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               ANCHOR BANCORP WISCONSIN INC.


                               By: /s/ Michael W. Helser
                                   --------------------------------------
                                   Name:  Michael W. Helser
                                   Title: Executive Vice President
                                           and Chief Financial Officer

Date:  August 24, 2005

































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